Exhibit 99.1
NEWS RELEASE
Contacts:
Formula
Maria Amor or Kelly Hamor
619.234.0345
Vertis Communications
Grace Platon
800.365.8957
VERTIS COMMUNICATIONS AND AMERICAN COLOR GRAPHICS
SIGN LETTER OF INTENT TO MERGE
BALTIMORE (July 23, 2007) — Vertis Communications (“Vertis”) and American Color Graphics (“ACG”) today announced that they have signed a letter of intent to merge the operations of ACG, one of the largest printing and premedia companies in North America, into Vertis’ nationwide marketing and printing services platform.
The combined company will be led by Mike DuBose, chairman and CEO of Vertis. Steve Dyott, ACG’s current CEO, is expected to remain with the combined company to help with the transition and integration of the two companies. As a result of the merger, the owners of ACG will receive 10 percent of the combined company’s common equity and 8 percent of the mezzanine subordinated notes of Vertis Holdings. At the closure of the merger, ACG will become a wholly-owned subsidiary of Vertis.
Mike DuBose, chairman and CEO of Vertis, said, “This acquisition will bring together two industry leaders and we expect it to be well received by our clients and stakeholders. Our commitment to our customers’ success will be further enhanced in the combined organization as a result of the increased talent, financial strength, technology and other resources of a larger Vertis. This combination will allow us to better address today’s advertising insert and premedia services marketplace as well as further complement Vertis’ Direct Marketing, Media Services, Technology and Creative Service businesses.”
He continued, “Vertis will now have a significantly larger footprint to better serve existing and future clients. We look forward to working with the ACG management team to finalize integration plans as well as realize improvements in cost efficiencies and further enhancements in product breadth, innovation and customer service.”
The two privately held companies have complementary service offerings and clients, promoting the combined organization’s expertise in advertising inserts and premedia services. The merger will integrate ACG’s eight production facilities, with capabilities in commercial offset and flexographic printing, as well as six premedia service centers into Vertis. Vertis believes that the combined company will realize significant synergies as the operations are restructured to increase operational efficiencies and improve service offerings across the platform and product lines.
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ACGs’ 2007 revenues were $445 million, while earnings before interest, taxes, depreciation, and amortization were $38 million for the twelve months ended 3/31/07. On a pro forma basis, the combined entities would have had revenues of $1,896 million and adjusted earnings before interest, taxes, depreciation, and amortization of $197 million for the twelve months ended 3/31/07 excluding any potential synergies.
The closing of the transaction is subject to the execution of a mutually acceptable definitive merger agreement, the satisfaction of customary closing conditions, and the receipt of necessary approvals. Vertis and ACG expect to sign a definitive merger agreement by August 13, 2007. The merger will be subject to the amendment, refinancing, or repayment in full of the parties’ senior secured credit facilities and the successful exchange of the parties’ outstanding notes (or another mutually satisfactory arrangement).
About American Color Graphics
American Color Graphics (“ACG”) is one of North America’s largest and most experienced full-service premedia and print companies, with eight print locations across the continent, six regional premedia centers, photography studios nationwide and a growing roster of customer managed service sites. Expert in a full range of products such as retail, direct mail, catalog, publication, packaging, book, comic, and commercial products, ACG has been an innovative industry leader for over 80 years. The company provides solutions and services such as asset management, photography, and digital workflow solutions that improve the effectiveness of advertising and drive revenues for their customers.
About Vertis Communications
Vertis Communications (“Vertis”) is a premier provider of print advertising, direct marketing solutions, and related value added services to America’s leading retail and consumer services companies. Vertis delivers marketing programs that create strategic value for clients by using creative services, color management technologies, proprietary research, customer targeting expertise, premedia and media services, combined with its world-class printing expertise. Headquartered in Baltimore with over 100 locations in the U.S., Vertis Communications has been recognized as one of Fortune magazine’s “Most Admired Companies” in advertising and marketing. For more information, visit www.vertisinc.com.
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This press release may contain forward-looking statements. The words “believes, “anticipates, “expects, “estimates, “plans, “intends,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that may cause these differences include fluctuations in the cost of raw materials we use, changes in the advertising, marketing and information services markets, the financial condition of our customers, actions by our competitors, changes in the legal or regulatory environment, general economic and business conditions in the U.S. and other countries, and changes in interest and foreign currency exchange rates.
Consequently, you should consider any such forward-looking statements only as our current plans, estimates, and beliefs. Even if those plans, estimates, or beliefs change because of future events or circumstances, we decline any obligation to publicly update or revise any such forward-looking statements.
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Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
Last Twelve Months Ended March 31, 2007
(in millions)

					Pro Forma
	Vertis		ACG (1)		Combined
Consolidated loss from continuing operations operations before cumulative effect of accounting change	$(52.1)		$(21.0)		$(73.1)
Depreciation and amortization of intangibles	58.2		18.6		76.9
Interest expense, net	131.7		40.3		172.0
Income tax expense (benefit)	0.0		(0.2)		(0.2)

EBITDA (2)	$137.9	(3)	37.7	(4)	175.6

Add:
Restructuring charges	10.3		—		10.3
Loss on sale of accounts receivable	6.8		—		6.8
Loss on sale of property, plant and equipment	2.7		—		2.7
Management Fees	0.3		—		0.3
EBITDA from discontinued fragrance business	1.2		—		1.2

Adjusted EBITDA (2)	$159.2	(3)	$37.7	(4)	$196.9

(1)	ACG results were obtained from the ACG annual report on Form 10-K dated June 27, 2007, and are subject to additional diligence.

(2)	EBITDA represents the sum of income (loss) from continuing operations before cumulative effect of accounting change, net interest expense, income taxes, depreciation and amortization of Intangible assets. Adjusted EBITDA is used by Vertis In calculating covenant compliance under the Company’s credit agreements. Adjusted EBITDA Is defined as EBITDA excluding restructuring charges and certain non-cash charges as well as fees on our Accounts Receivable facility. EBITDA and Adjusted EBITDA are not measures of financial performance in accordance with GAAP. You should not consider them as alternatives to Income (loss) from continuing operations before cumulative effect of accounting change as a measure of operating performance. The Vertis and ACG calculations of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and therefore comparability may be limited.

(3)	We present Vertis EBITDA to provide additional Information regarding our performance and because it is a measure by which we gauge our profitability. In addition, Information concerning Adjusted EBITDA is being presented because it reflects important components Included in the financial covenant of the Company’s credit agreements. The most comparable measure to EBITDA and Adjusted EBITDA in accordance with GAAP is income (loss) from continuing operations before cumulative effect of accounting change.

(4)	ACG EBITDA is presented and discussed because ACG management believes that Investors regard EBITDA as a key measure of a leveraged company’s operating performance as it removes interest, taxes, depreciation and amortization from the operational results of the business. Certain covenants In the Indenture governing the ACG 10% Senior Secured Notes, their 2005 credit agreement and their accounts receivable facility are based on, or include, EBITDA subject to certain adjustments.
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